Exhibit 10.2

EXECUTION VERSION
FIRST AMENDMENT
TO THE
STOCKHOLDERS’ AGREEMENT

This First Amendment (“Amendment”) to the Stockholders’ Agreement (as defined below) dated as of January 18, 2017 by and among Professional Diversity Network, Inc., a Delaware corporation (the “Company”), Cosmic Forward Limited, a Republic of Seychelles company (“CFL”), Maoji (Michael) Wang, Jimbo Song, Yong Xiong Zheng and Nan Nan Kou (collectively, the “Buyer Parties”). In accordance with Section 6.6 of the Stockholders’ Agreement, the parties to this Amendment hereby consent, approve and adopt the following amendments. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Stockholders’ Agreement.

RECITALS:

WHEREAS, the Company, CFL and the Buyer Parties entered into a Stockholders’ Agreement, dated November 7, 2016 (the “Stockholders’ Agreement”);

WHEREAS, immediately prior to the date of this Amendment, CFL Beneficially Owned fifty-one percent (51%) of the Fully Diluted Common Stock;

WHEREAS, Section 2.1(a) of the Stockholders’ Agreement restricts CFL, the Buyer Parties and their Controlled Affiliates from, among other things, Acquiring from the Company, during the Effective Period, (i) any shares of Common Stock, if any such shares so Acquired, when aggregated with all other shares of Common Stock then Beneficially Owned by the Buyer Parties and their respective Affiliates, would cause the Beneficial Ownership of Common Stock by the Buyer Parties and their respective Affiliates to exceed the Percentage Ownership Cap, (ii) any Capital Stock of the Company not constituting Common Stock or (iii) any Debt Securities, subject to certain exceptions provided in Section 2.1 of the Stockholders’ Agreement (such restrictions, collectively, the “Purchase Restrictions”);

WHEREAS, Section 2.2(a)(ii) of the Stockholders’ Agreement restricts the Buyer Parties and their Controlled Affiliates from, during the Effective Period (as defined in the Stockholders’ Agreement and hereinafter referred to as the “Effective Period”), and unless otherwise provided in the Stockholders’ Agreement, “induc[ing], facilitat[ing] or knowingly encourage[ing] the making or submission by any Person to the Board of Directors…, Company management or any of the Company’s security holders of any proposal or offer providing for or contemplating any…issuance or sale or purchase of shares of any class or series of capital stock (other than in connection with a capital raising transaction or a compensation plan in the ordinary course of business)….or any similar transaction, in each case, involving the securities, assets or business of the Company or any of its subsidiaries (each a ‘Business Combination’)” (the prohibition on a Business Combination contained in Section 2.2(a)(ii), the “Business Combination Restrictions”);

WHEREAS, notwithstanding the Purchase Restrictions and the Business Combination Restrictions, CFL has proposed to the Board of Directors a capital raising transaction pursuant to which it would purchase additional shares of Common Stock for up to $3,000,000.00, and which capital raising transaction would require the Company and the Buyer Parties to amend the Stockholders’ Agreement in accordance with Section 6.6 of the Stockholders’ Agreement with the approval of a majority of the members of the Board of Directors (the “Proposal”); and

WHEREAS, upon the recommendation of a special committee of the Board of Directors composed entirely of Independent Directors of the Company who are not Stockholder Nominees (the “Special Committee”), the Board of Directors, has approved and adopted this Amendment in accordance with Section 6.6 of the Stockholders’ Agreement and has authorized the appropriate officers of the Company to execute and deliver this Amendment.

NOW, THEREFORE, to reflect the agreement of the parties hereto as to the following amendments to the Stockholders’ Agreement, and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound the parties agree as follows:

1.          Definitions.

(a)          “Percentage Ownership Cap.”  The definition of “Percentage Ownership Cap” as set forth in Exhibit A of the Stockholders Agreement is deleted in its entirety and replaced with the following:

“Percentage Ownership Cap” means, on any date, with respect to the Buyer Parties and their respective Affiliates, 54.64% of the outstanding Fully Diluted Common Stock.”

2.          Acquisition of Additional Shares. Section 2.1(d) of the Stockholders’ Agreement is deleted in its entirety and replaced with the following:

“(d)          Without limiting the generality of Section 2.1(a) of this Agreement, all Capital Stock of the Company and Debt Securities Beneficially Owned by the Buyer Parties or any of their respective Controlled Affiliates during the Effective Period (including, without limitation, (i) Capital Stock issued after the Closing Date as a dividend or other distribution payable in Capital Stock of the Company, (ii) pursuant to the Call Option (as defined in the Stock Purchase Agreement), or (iii) shares of Common Stock issued by the Company to the Buyer pursuant to that certain Stock Purchase Agreement, dated as of January 13, 2017 (the “January 2017 Purchase Agreement”), by and between the Company and the Buyer) shall be subject to all of the prohibitions and restrictions contained in this Agreement as fully as if such Capital Stock or Debt Securities were Acquired and Beneficially Owned by the Buyer Parties or such Affiliates, as the case may be, on the Closing Date.”

3.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Receipt by facsimile or electronic transmission (PDF) of any executed signature page shall constitute the effective delivery of such signature page.

4.          Miscellaneous. All other terms and conditions of the Stockholders’ Agreement shall remain in full force and effect and the parties hereby ratify and affirm the Stockholders’ Agreement, as amended by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Stockholders’ Agreement as of the date first above written.

COMPANY:

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ Chris Wesser
Name: Chris Wesser
Title: Executive Vice President & Secretary

CFL:

COSMIC FORWARD LIMITED

By:	/s/ Maoji (Michael) Wang
Name: Maoji (Michael) Wang
Title: Chief Executive Officer

BUYER PARTIES:

/s/ Maoji (Michael) Wang
MAOJI (MICHAEL) WANG

/s/ Jing Bo Song
JING BO SONG

/s/ Yon Xiong Zheng
YON XIONG ZHENG

/s/ Nan Nan Kou
NAN NAN KOU

[Signature Page to the First Amendment to Stockholders’ Agreement]